Exhibit 99.1

ITALK INC. COMPLETES ACQUISITION OF GLOBAL TOLL-FREE SERVICE PROVIDER MY800ONLINE, INC.

Ft. Lauderdale, Florida, June 6, 2013 - iTalk Inc. (OTCQB: TALK) (OTCBB: TALK) ("iTalk" or the "Company"), a global provider of advanced communications and mobile broadband services, is pleased to announce that it has completed the acquisition of My800online, Inc., an established global residential and business toll-free telephone service provider.

David F. Levy, Chief Executive Officer of iTalk, commented, "The completion of the My800online transaction marks the 4th successful acquisition made by iTalk in the last 60 days as part of our ongoing growth strategy. The integration and combination of each of these companies and their products under the iTalk parent brand are expected to allow us to gain leverage from offering bundled services and applying crossover marketing strategies to each of their existing customer bases. We look forward to working with the My800online team to integrate their services into the iTalk platforms as quickly as possible."

Under terms of the definitive acquisition agreement between the companies, as consideration for the purchase of My800online, Inc., iTalk has agreed to issue 500,000 shares of "restricted" common stock of iTALK to shareholders of My800online, Inc.

About My800online

Established in 2005, My800online delivers the highest quality toll-free service with unmatched features to consumers and businesses worldwide with the convenience of routing calls to any landline or mobile phone anywhere. The company is committed to providing customers with quality solutions and superior customer service. My800online is committed to exceeding customer expectations and offers our customers a 100% satisfaction guarantee. Visit www.My800online.com for more information.

About iTalk

iTalk, Inc. (OTCQB: TALK) is a publicly traded global provider of advanced communications and mobile broadband services. The Company utilizes innovative and disruptive technologies, including Voice-over-IP (VoIP), nationwide 3G/4G mobile broadband networks, smartphones, and mobile applications ("apps") to offer consumers the highest-quality low-cost no-contract alternatives to voice, data, and mobile services from major national carriers. Through our access to an extensive network, iTalk is able to offer nationwide voice and data coverage to 280 million people in more than 12,900 cities. iTalk's current and planned products, services, and brands include, RocketVoIP.com, (www.rocketvoip.com), 1-800-GET-VOIP, ITG long distance calling cards, iData 3G/4G Mobile Broadband, iTalk Unlimited Nationwide Talk, and the iTalk iPod Touch Sleeve smartphone adapter. For further information, visit www.italkmobility.com.

For further information regarding iTalk Inc., contact:

iTalk Inc. - Investor Relations Dept.
(888) 663-9925 (Toll-free)
E-mail: investor@italkmobility.com
Website: www.italkmobility.com

DISCLAIMER/SAFE HARBOR: Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic.